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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to us in this Post-Effective Amendment No. 14 to Registration Statement (the "Registration Statement") No. 333-105799 of Seligman LaSalle Real Estate Fund Series, Inc. on Form N-1A, under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 24, 2010